Exhibit 10.03

AGREEMENT AND RELEASE BETWEEN SCANA SERVICES, INC. AND RONALD LINDSAY

A. INTRODUCTION
This Agreement is made by and between SCANA Services, Inc., its predecessors, successors, parent entities, subsidiaries, affiliates, related corporations, assigns, and each of their respective owners, shareholders, directors, officers, partners, parent entities, attorneys, employees, successors, assigns, affiliates, subsidiaries, agents, and benefit plans (including the fiduciaries of such plans) (“SCANA”), and Ronald Lindsay (“Lindsay”). Lindsay’s employment with SCANA ended or shall end on July 1, 2017. The purpose of this Agreement and Release (“Agreement”) is to state the conditions of Lindsay’s separation from SCANA, define the relationship going forward, and resolve any dispute that might exist between Lindsay and SCANA.

B.	SCANA’S PROMISES TO LINDSAY
In consideration for Lindsay signing this Agreement, SCANA shall:

(1)
Provide Lindsay separation pay totaling $234,119.47 to be paid in 13 bi-weekly payments of $18,009.19 over 26 weeks (“Separation Period”) until the amount is paid out. The first bi-weekly payment will be made to Lindsay within 14 days after the Effective Date of this Agreement. (See Paragraph E(11) for the definition of “Effective Date.”) This amount is subject to deductions for state and federal income taxes, FICA, and any other provisions of law to the extent they are applicable.

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(2)
For the purpose of the proration requirements in Section 5(a) of the Long-Term Equity Compensation Plan Performance Share Award Agreements dated February 20, 2015; February 18, 2016; and February 16, 2017, Lindsay’s pro rata portion of Performance Shares shall be calculated as though the date of his termination from employment due to retirement is December 31, 2017, which shall be treated as an amendment to each such Performance Share Award Agreement. Except for the foregoing, the remaining terms of the Performance Share Award Agreements shall remain unchanged, and the terms of the Long-Term Equity Compensation Plan Restricted Stock Unit Award Agreements remain unchanged.

(3)	SCANA shall reimburse Lindsay for up to $2,500 in fees that Lindsay pays to have an attorney review and provide advice concerning this Agreement.

(4)
Upon his separation, Lindsay will be permitted to retain and take ownership of his SCANA-issued telephone/personal digital assistant (collectively “PDA”) and the phone number associated with it, although Lindsay will assume responsibility for the bill and all other expenses associated with the PDA and the phone number upon his separation. Moreover, before Lindsay takes ownership of the PDA, SCANA shall take all necessary steps to delete confidential and proprietary information and to eliminate access from the PDA to SCANA’s networks and systems.

(5)
During the Consulting Period (as defined in Paragraph C(5) below), SCANA will continue monitoring the home security systems it currently monitors for Lindsay. However, SCANA will not install any new home security systems or begin monitoring systems it does not currently monitor.

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(6)
SCANA agrees not to contest any claim that Lindsay may make for unemployment benefits to commence on or after July 1, 2017. If any payments to which Lindsay is entitled under the terms of this Agreement have not been made at the time of Lindsay’s death, the amount of the payment shall be paid to Lindsay’s estate at the time the amount otherwise would have been paid to Lindsay under the terms of this Agreement.

(7)
SCANA agrees that its Senior Officers will not make negative, derogatory or disparaging statements about Lindsay, regardless of whether these statements are true or not, unless otherwise required or permitted by law. A negative statement is defined as any statement, opinion, or remark, whether true or not, that tends to injure the reputation of or cause embarrassment to Lindsay. SCANA agrees that violating the terms of this paragraph shall cause irreparable harm that is impossible to quantify precisely. Thus, SCANA agrees that a breach of this paragraph shall entitle Lindsay to injunctive relief and to all damages available at law or in equity.

(8)
This Agreement does not amend, supersede or replace the Indemnification Agreement between SCANA and Lindsay dated November 1, 2010, and such Indemnification Agreement shall remain in effect in accordance with its terms. In that regard, SCANA acknowledges that the "Covered Capacity" under the Indemnification Agreement includes Lindsay's services to SCANA contemplated by Paragraph C(5) of this Agreement.

C. LINDSAY’S PROMISES TO SCANA
In exchange for the promises of SCANA contained in this Agreement, Lindsay promises to do the following:

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(1)
Lindsay agrees that his employment with SCANA ceased or shall cease, as the case may be, on July 1, 2017, and, as of that date, he ceased or shall cease to be an officer of SCANA, as that term is broadly defined in the Introduction. Lindsay will receive the employee benefits, if any, to which he may be entitled under SCANA’s employee benefit plans (including, if applicable, eligibility to receive bonus or equity awards under SCANA’s several bonus, equity or other plans) as of the date of his termination of employment, to the extent consistent with applicable law and the terms of the employee benefit plans, except and solely to the extent otherwise modified herein. In no event will Lindsay be entitled to any payments in the nature of severance or separation payments except as specifically provided in this Agreement.

(2)
Lindsay releases and discharges SCANA from all legal, equitable, and administrative claims that he may have against SCANA. In other words, Lindsay releases and discharges each person and entity included in the above definition of “SCANA” from all legal, equitable, and administrative claims he may have against any of them.

(3)	Lindsay agrees that this release includes but is not limited to the waiver of any claims arising from:

(a)	His employment and other affiliations with SCANA, including his role as an officer, and

(b)	His termination of employment and other affiliations with SCANA, which becomes or became effective on or about July 1, 2017.

(4)	This release also specifically includes, but is not limited to, claims based upon or related to:
(a)    The Age Discrimination in Employment Act, as amended
(b)    Title VII of the Civil Rights Act of 1964,

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(c)    Americans with Disabilities Act, as amended
(d)    The Family Medical Leave Act of 1993, as amended
(e)    The Employee Retirement Income Security Act of 1974, as amended

(f)	Actual or alleged violations of any other federal or state laws that prohibit employment discrimination, retaliation, or employment termination in violation of public policy,

(g)	Actual or alleged claims of emotional distress, defamation, breach of contract, breach of covenant of good faith and fair dealing,
(h)    Claims for attorneys’ fees, and

(i)	All other claims arising under any federal, state, or local statutory law, common law, ordinances, regulations or equity.

(5)
From July 1, 2017, through December 31, 2017 (the “Consulting Period”), Lindsay shall be available to provide consulting and other assistance to SCANA upon the request of the Chief Executive Officer or General Counsel, primarily for the purpose of continuing or concluding legal matters that Lindsay worked on while employed by SCANA. The parties agree that such services shall not include the rendering of legal advice or opinions, but shall be limited to matters of background facts, procedural history, coordination with other counsel, and similar activities. While Lindsay provides this consultation and assistance, SCANA shall not have the right to control Lindsay’s day-to-day activities or work schedule, and Lindsay acknowledges that he shall not be an employee of SCANA and that he shall not be eligible for benefits available to SCANA employees. Lindsay shall provide such services upon reasonable notice at reasonable times,

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either in person or by telephone, provided that Lindsay shall not be required to render such services during reasonable vacation periods or periods of illness, disability or other incapacity. Moreover, SCANA and Lindsay do not anticipate or intend for Lindsay’s services during the Consulting Period to exceed 20% of the average level of services provided by Lindsay to SCANA over the 36-month period preceding July 1, 2017, and it is intended that Lindsay’s separation on July 1, 2017, will be a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. Further, in no event shall Lindsay provide services at a level that would invalidate Lindsay’s “separation from service” for the purposes of Section 409A of the Code. SCANA agrees and covenants not to bring any claim or action against Lindsay based on an allegation of negligence (including legal malpractice) concerning the services he provides SCANA during the Consulting Period. Moreover SCANA agrees to defend, indemnify, and hold harmless Lindsay for any claims, judgments, or liabilities against him that are based on an allegation of negligence (including legal malpractice) committed during the Consulting Period and concerning the services that he provides pursuant to this Agreement.

(6)
Lindsay waives any right he may have to recover from SCANA in any proceeding based in whole or in part on claims released by Lindsay in this Agreement. For example, Lindsay waives any right to monetary recovery from SCANA or to reinstatement if any such proceeding is successfully brought against SCANA or is settled, whether by Lindsay, the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board or any other person or entity, including any state or federal government agency (“Government Agencies”).

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(7)
Lindsay understands that nothing in this Agreement limits his ability to file a charge or complaint with the Government Agencies. Lindsay further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, or to report in good faith possible violations of federal, state or local law or regulations to any Government Agency or self-regulatory organization, or from making other disclosures that are protected under whistleblower or other provisions of any applicable federal, state or local law or regulations, including providing documents or other information, without notice to SCANA. This Agreement does not limit Lindsay’s right to receive an award for information provided to any Government Agencies. This Agreement does, however, preclude Lindsay from receiving any monetary or injunctive award or relief from SCANA as a result of any action brought by or on behalf of Lindsay. Finally, Lindsay understands that he shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under 18 U.S.C. 1833.

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(8)    Lindsay agrees that the release contained in Paragraph C(2) includes any claims that he may have, including claims of which he may not presently be aware. This Agreement does not release any claims that may arise after Lindsay signs this Agreement.
(9)    Lindsay agrees that he will keep the terms and conditions of this Agreement strictly confidential, unless otherwise required or permitted by law. Lindsay may disclose the details of this Agreement to his spouse, attorney, and his tax or financial advisors if he first informs them of the obligation to maintain the confidentiality of this Agreement. Lindsay agrees that violating the terms of this paragraph shall harm SCANA in irreparable ways and in ways that are impossible to quantify precisely. Thus, Lindsay agrees that a breach of this paragraph shall entitle SCANA to injunctive relief and all damages available at law or in equity in the event of a breach.
(10)    Lindsay agrees that he has received information concerning SCANA’s inventions, processes, know-how, trade secrets, and/or other proprietary and confidential information during his employment with SCANA. Lindsay also agrees that he has received such proprietary and confidential information pertaining to third parties through his employment with SCANA. Subject to the statements in Paragraph C(7), Lindsay now agrees and promises not to divulge any of the above-mentioned proprietary or confidential information of SCANA or third parties. Lindsay’s obligations under this Agreement are in addition to, and not in limitation or preemption of, all other obligations of confidentiality that he has to SCANA under general legal, ethical or equitable principles.

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(11)
Except as specified in Paragraph B(4) above, on or before July 1, 2017, Lindsay shall return to SCANA all its property in his use or possession that he has not already returned, including, but not limited to, his SCANA identification card and any other SCANA keys, access cards or badges, SCANA credit cards, message box, customer and/or employee lists, passwords, access codes and other information necessary to access any computer, communications device or electronic database, and any books, files and documents (paper or electronic) or electronic data and media generated, owned, or containing information obtained in any form from SCANA.

(12)    Lindsay acknowledges that the incentives that are provided under the terms of this Agreement represent valuable consideration in excess of other forms of compensation or benefits to which he may be entitled.
(13)    Lindsay agrees that he will not make negative, derogatory or disparaging statements about SCANA (which, as defined in the Introduction, includes officers, directors, and employees of SCANA Corporation and its subsidiaries) or its business, products, policies, practices or services, regardless of whether these statements are true or not, unless otherwise required or permitted by law. A negative statement is defined as any statement, opinion, or remark, whether true or not, that tends to injure the reputation of or cause embarrassment to SCANA or any person, entity, or corporation released by this Agreement. Lindsay agrees that violating the terms of this paragraph shall cause irreparable harm that is impossible to quantify precisely. Thus, Lindsay agrees that a breach of this paragraph shall entitle SCANA or the party about

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whom he makes derogatory, disparaging, or negative statements to injunctive relief and to all damages available at law or in equity.
(14)    Subject to the statements in Paragraph C(7) above, Lindsay agrees and covenants not to file any suit, action, or complaint against SCANA, nor, except as required by a subpoena, to assist in any such action, in any court, with regard to any claim, demand, liability or obligation arising out of his employment with SCANA or separation from SCANA. In the event Lindsay receives a subpoena compelling testimony or production of information pertaining to SCANA, he shall promptly notify SCANA’s Senior Vice President of Administration in writing of the existence of the subpoena in order that SCANA may seek withdrawal, modification, or a protective order relating to the subpoena. He further represents that he has filed no claims, complaints, charges, or other actions relating directly or indirectly to his employment with SCANA.
(15)    Lindsay warrants and represents that Lindsay presently is not, nor has Lindsay ever been enrolled in Medicare Part A or Part B or applied for such benefits, and that Lindsay has no pending claim for Social Security Disability benefits nor is Lindsay appealing or re-filing for Social Security Disability benefits. Lindsay further warrants and represents that Lindsay did not incur any physical injuries or receive medical care arising from or related to any of the claims released by this Agreement. Lindsay also warrants and represents that Medicare has not made any payments to or on behalf of Lindsay, nor has Lindsay made any claims to Medicare for payments of any medical bills, invoices, fees or costs. Lindsay agrees to indemnify and hold SCANA harmless from (a) any claims of, or rights of recovery by Medicare and/or persons or entities acting on behalf of Medicare as a result of any

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undisclosed prior payment or any future payment by Medicare for or on behalf of Lindsay, and (b) all claims and demands for penalties based upon any failure to report the settlement payment, late reporting, or other alleged violation of Section 111 of the Medicare, Medicaid and SCHIP Extension Act that is based in whole or in part upon late, inaccurate, or inadequate information provided to SCANA by Lindsay. Lindsay agrees to hold SCANA harmless from and/or for any loss of Medicare benefits or Social Security benefits Lindsay may sustain as a result of this Agreement.
D. MISCELLANEOUS TERMS AGREED TO BY THE PARTIES
In exchange for the promises made by and to Lindsay and SCANA, they mutually agree to the following terms:

(1)	Either party may enforce this Agreement in court if the other party breaches it.

(2)	This Agreement may be used in a subsequent proceeding to enforce its terms.

(3)
The language of all parts of this Agreement shall be construed as a whole and according to its fair meaning, and not strictly for or against either party. It is expressly understood and agreed that any rule requiring construction of this Agreement against the drafter will not apply in any dispute involving the Agreement.

(4)
SCANA does not admit and expressly denies violating any state, federal, or local laws by entering into this Agreement. Lindsay acknowledges that this Agreement and the consideration offered in it shall not be construed as an admission of any wrongdoing or liability on the part of SCANA.

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(5)
This Agreement contains the entire and only Agreement between Lindsay and SCANA. Both parties waive any oral or written promises or assurances that are not contained in, or expressly incorporated into, this Agreement. And, subject to Paragraph B(2) above, Lindsay will be entitled to all compensation and benefits to which he is entitled pursuant to the terms of any SCANA employee benefit plans in which he was vested while an employee of SCANA.

(6)	This Agreement shall be binding upon and be for the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors, and assigns.

(7)	This Agreement shall be governed by and construed in accordance with the law of the State of South Carolina.

(8)
This Agreement was drafted with the intent to comply with the short-term deferral exemption from Section 409A of the Internal Revenue Code of 1986, as amended, and the provisions of the Agreement shall be interpreted in a manner consistent with that intent. However, Lindsay agrees that no person connected with SCANA or the Releases has made or hereby makes any representations, commitments, or guarantees that any specific tax treatment (including but not limited to federal, state and local tax treatment) will be applicable with respect to the amounts owed or paid under this Agreement. Lindsay is advised to consult with his own tax advisers to ensure any particular tax result under this Agreement and may not rely on SCANA, nor its officers, directors, agents or employees for tax advice.

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(9)
To accept the Agreement, and payments under this Agreement, Lindsay must sign the Agreement and return it (via U.S. Mail, courier, or hand-delivery) to Randal Senn, Senior Vice President of Administration, SCANA Services, Inc. at 220 Operation Way, MC – D311, Cayce, SC 29033, within the time frame set forth in Paragraph E(10). The Agreement will become effective upon Lindsay signing the Agreement and returning it to Randal Senn as set forth in this paragraph and not revoking this Agreement before the Effective Date as set forth in Paragraphs D(10) and E(11).

(10)
Lindsay will have a period of seven days following his signing this Agreement to revoke it. To revoke the Agreement, Lindsay must notify Randal Senn, Senior Vice President of Administration, SCANA Services, Inc. at 220 Operation Way, MC – D311, Cayce, SC 29033, in writing of his decision to revoke the Agreement.

(11)
Lindsay expressly acknowledges that a breach of any of the terms and conditions contained in this Agreement will cause SCANA irreparable and continuing harm for which there is no adequate remedy at law and SCANA is therefore entitled to seek injunctive relief and specific performance without the requirement of posting a bond. SCANA’s right to seek injunctive relief and specific performance shall in no way limit its right to seek any other legal remedies or other relief available to it.

E.	LINDSAY’S ASSURANCES TO SCANA
This Agreement is a legal document with legal consequences. SCANA wants to be certain that Lindsay fully understands the legal effect of signing this Agreement. Lindsay, therefore, makes the following assurances:
(1)    I have carefully read the complete Agreement.

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(2)    The Agreement is written in language that I understand.
(3)    I understand all of the provisions of this Agreement.
(4)    I understand that this Agreement is a waiver of any and all claims I may have against SCANA, as that term is broadly defined in the Introduction.
(5)    I also understand that this Agreement is a waiver of any and all claims of age discrimination I have under the Age Discrimination in Employment Act.
(6)    I willingly waive any and all claims, known and unknown, in exchange for the promises of SCANA in this Agreement. I understand, however, that I am not releasing any claims that arise after I sign this Agreement.
(7)    I want to enter this Agreement. I recognize that the Agreement is financially beneficial to me. I further acknowledge that the benefits I receive under this Agreement are benefits to which I am not already entitled.
(8)    I enter this Agreement freely and voluntarily. I am under no coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement.
(9)    I understand that this Agreement is a contract. As such, I understand that either party may enforce it.

(10)
I have been given a period of twenty-one days to decide whether to enter into this Agreement. This twenty-one day period has provided me with sufficient time to consider my options and to seek the advice of legal counsel and tax or financial advisors.

(11)	After signing this Agreement, I have a period of seven days to revoke it. I can revoke this Agreement by notifying Randal Senn at SCANA’s Cayce office in writing of my decision to

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revoke the Agreement within the seven day period. In fact, this Agreement is not effective until the eighth day after it is signed (the “Effective Date”). My acceptance of separation benefits at any time more than seven days after the execution of this Agreement shall constitute an admission by me that I did not revoke this Agreement during the seven day period and will be an admission that this Agreement has become effective and legally enforceable.

(12)	SCANA has urged and hereby urges me, in writing, to review this Agreement with an attorney prior to signing it.

IN WITNESS THEREOF, the parties have executed this Agreement on 30th day of June, 2017.

/s/Ronald T. Lindsay 6/30/17
Ronald Lindsay (Date)

I Marsha D. Wilson    , attest that the above-named individual signed this
Agreement and Release on the 30th     of June     , 2017.

/s/Marsha D. Wilson
Notary Public for the State of South Carolina
My Commission Expires: August 20, 2017

For SCANA Services, Inc.:

/s/Randal M. Senn 6-30-17
Randal M. Senn (Date)
Sr. Vice President of Administration

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